EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


The subsidiaries of the Company at October 2, 1999 were:

                                         State or Other Jurisdiction     Percentage
        Name of Subsidiary                        in which Organized   of Ownership
   ----------------------------          ---------------------------   ------------
AI/FOCS, Inc.                                    State of Delaware             100%
Aero-Motive Company                              State of Michigan             100%
Aero-Motive (U.K.) Limited                          United Kingdom             100%
  Woodhead France S.A.R.L.                                  France             100%
    Elitec S.A.                                             France             100%
Central Rubber Company                           State of Illinois             100%
Daniel Woodhead Company                          State of Delaware             100%
H. F. Vogel GmbH Electrotechnische Fabrik                  Germany             100%
mPm S.r.l.                                                   Italy             100%
  mPm Elettronica S.r.l                                      Italy             100%
  mPm Handels GmbH                                         Germany             100%
  E.L. Sind S.r.l.                                           Italy              70%
Woodhead Asia Pte. Ltd.                                  Singapore             100%
Woodhead Canada Limited                    Province of Nova Scotia             100%
Woodhead de Mexico S.A. de C.V.                             Mexico             100%
Woodhead Finance Company                   Province of Nova Scotia             100%
Woodhead Industries (The Netherlands)B.V.          The Netherlands             100%
Akapp Electro Industrie B.V.                       The Netherlands             100%
Woodhead Japan Corporation                                   Japan             100%
W.I.S. Corp.                                   U.S. Virgin Islands             100%

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